Exhibit 10.1

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT, dated as of January 1, 2018 (as from time to time amended, modified or supplemented, this “Agreement”), among U.S. IMAGING PARTNERS HOLDINGS, LLC, a Delaware limited liability company (the “LLC”), and each of the entities and individuals from time to time listed on Schedule I hereto (each an “Investor” and collectively, the “Investors”).

RECITALS:

WHEREAS, the Investors own Common Units of the LLC (“Common Units” and together with any other Units or other membership interests in the LLC that are from time to time held by the Investors, the “Units”);

WHEREAS, the LLC and the Investors desire to enter into this Agreement in order to provide for certain registration rights which would apply to any shares of common stock (“Common Stock”) that are hereafter acquired by the Investors upon the conversion of Units or in exchange for Units in connection with the conversion of the LLC to a corporation, the merger of the LLC with and into a corporation or otherwise, or the distribution of shares of a corporate subsidiary of the LLC by the LLC to the Investors (any such transaction, a “Reorganization or Distribution”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

“Commission” means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act and the Exchange Act.

“Company” means the corporation issuing the Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“IPO Date” means the first date on which Common Stock shall have been sold by the Company in a Public Offering.

“Public Offering” means the sale of shares of Common Stock to the public by the Company pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor form) filed with the Commission under the Securities Act.

“Registrable Stock” means, at any time, (x) all shares of Common Stock hereafter acquired and held by the Investors, including all shares from time to time directly or indirectly issued or issuable in respect of, or upon the conversion of, or in exchange for, any Units, including shares of Common Stock from time to time distributed to the Investors by the LLC or received by the Investors in connection with any merger, consolidation, recapitalization, conversion or reorganization involving the LLC or otherwise issued to the Investors upon the conversion or exchange of securities issued in connection with any Reorganization or Distribution and (y) any shares of Common Stock issuable with respect to the foregoing by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Stock, such shares shall cease to be Registrable Stock (i) when a registration statement with respect to the sale of such shares shall have been declared effective under the Securities Act and such shares shall have been sold in accordance with such registration statement, (ii) when such shares shall have been sold (other than in a privately negotiated sale) pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) when, with respect to any holder thereof that is not an affiliate (as defined in Rule 144(a)(1) under the Securities Act) of the Company, all such shares held by such holder are, at the time such determination is made, eligible for sale under Rule 144 as a result of the expiration of the applicable holding period under Rule 144(d) under the Securities Act and there are no limitations or restrictions on the ability to sell such shares under Rule 144 at the time such determination is made.

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations of the Commission thereunder, as the same may be amended from time to time.

“Underwritten Shelf Takedown” means an underwritten Public Offering, including any bought deal or block sale to a financial institution conducted as an underwritten Public Offering, pursuant to an effective Shelf Registration Statement.

“WCAS XII” means Welsh, Carson, Anderson & Stowe XII, L.P. “WCAS Investors” means WCAS XII and its affiliates.

“WKSI” means any Securities Act registrant that is a well-known seasoned issuer as defined in Rule 405 under the Securities Act at the most recent eligibility determination date specified in paragraph (2) of that definition.

SECTION 2. Registration Rights.

(a) Demand Registration Rights. Subject to Section 2(d) below, if the Company shall at any time on or after the six (6) month anniversary of the IPO Date be requested by WCAS XII (such party making such request, the “Demand Initiating Party”), pursuant to a writing that states the number of shares of Registrable Stock to be sold and the intended method of disposition thereof (each such written request, a “Demand Request”), to effect a registration under the Securities Act of all or any portion of the Registrable Stock then held by the Demand Initiating Party, the Company shall immediately notify in writing each such notice, a “Demand”.

“Registration Notice” any other Investor who at the time holds Registrable Stock of such proposed registration and shall use its commercially reasonable efforts to register under the Securities Act (each such registration, a “Demand Registration”), for public sale in accordance with the method of disposition specified in such Demand Request, the number of shares of Registrable Stock specified in such Demand Request (plus the number of shares of Registrable Stock specified in any written request for registration of shares of Registrable Stock that is received by the Company from each other Investor who at the time holds Registrable Stock and such written request is received by the Company within 20 days after receipt by such other Investor of such Demand Registration Notice). In addition, with the written consent of the Demand Initiating Party, the Company shall be entitled to include in any Demand Registration, for sale in accordance with the method of disposition specified by the Demand Initiating Party, shares of Common Stock to be sold by the Company for its own account or for the account of other stockholders other than Investors. In the event that the proposed method of disposition specified by the Demand Initiating Party shall be an underwritten public offering, (x) the managing underwriter shall be selected by the Demand Initiating Party and (y) the number of shares of Registrable Stock to be included in such an offering may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the Registrable Stock to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all Registrable Stock proposed to be included by the Investors shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of such shares of Registrable Stock held by such Investors), (B) second, to the extent provided above, Common Stock proposed to be included by the Company for the account of the Company shall be included, and (C) third, to the extent provided above, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included. The Company shall abandon any Demand Registration upon the request of the Demand Initiating Party and neither the Company nor the Demand Initiating Party shall have any liability to any Investor with respect to such abandonment. This Section 2(a) shall not apply to registrations made in accordance with Section 2(c).

(b) Short-Form Registration. From and after the IPO Date the Company shall use its commercially reasonable efforts to qualify under the provisions of the Securities Act, and thereafter, to continue to qualify at all times, for registration on Form S-3 or any successor thereto.

(c) Shelf Registration.

(i) Request for Shelf Registration. Upon the written request of the WCAS Investors, acting individually or collectively, from time to time following the six (6) month anniversary of the IPO Date (a “Shelf Registration Request”), the Company shall promptly file with the Commission a shelf registration statement pursuant to Rule 415 under the Securities Act (“Shelf Registration Statement”) relating to the offer and sale of Registrable Stock by any Investors from time to time in accordance with the methods of distribution elected by such Investors, and the Company shall use its reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act. Any such registration pursuant to a Shelf Registration Request shall hereinafter be referred to as a “Shelf Registration.” If on the date of the Shelf Registration Request the Company is a WKSI, then the Shelf Registration Request may request registration of an unspecified amount of Registrable Stock to be sold by unspecified Investors. If on the date of the Shelf Registration Request the Company is not a WKSI, then the Shelf Registration Request shall specify the aggregate amount of Registrable Stock to be registered. The Company shall provide to the Investors who hold Registrable Stock the information necessary to determine the Company’s status as a WKSI upon request.

(ii) Shelf Registration Notice. Promptly upon receipt of a Shelf Registration Request (but in no event more than two (2) business days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)), the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Investors holding Registrable Stock, which notice shall specify, if applicable, the amount of Registrable Stock to be registered, and the Shelf Registration Notice shall offer each such Investor that holds Registrable Stock the opportunity to include in the Shelf Registration that number of Registrable Stock as each such Investor may request in writing. The Company shall include in such Shelf Registration all such Registrable Stock with respect to which the Company has received written requests for inclusion therein within three (3) business days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered.

(iii) Continued Effectiveness. The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming part of the Shelf Registration Statement to be usable by Investors who hold Registrable Stock until the earlier of: (i) the date as of which all Registrable Stock has been sold pursuant to the Shelf Registration Statement or another registration statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (ii) the date as of which no Investor holds Registrable Stock (such period of effectiveness, the “Shelf Period”). Subject to Section 2(k), the Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in the Investors who hold Registrable Stock covered thereby not being able to offer and sell any Registrable Stock pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable law.

(iv) Shelf Takedown.

(1) At any time the Company has an effective Shelf Registration Statement with respect to a WCAS Investor’s Registrable Stock, by notice to the Company specifying the intended method or methods of disposition thereof, a WCAS Investor may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering, including an Underwritten Shelf Takedown, of all or a portion of such Investor’s Registrable Stock that may be registered under such Shelf Registration Statement, and as soon as practicable the Company shall amend or supplement the Shelf Registration Statement as necessary for such purpose.

(2) Promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) business days thereafter (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”)) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Investor with

Registrable Stock covered by the applicable Registration Statement, or to all Investors holding Registrable Stock if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of shares of Registrable Stock as each such Potential Takedown Participant may request in writing. The Company shall include in the Underwritten Shelf Takedown all such shares of Registrable Stock with respect to which the Company has received written requests for inclusion therein within three (3) business days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) business days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than ninety percent (90%) (or such lesser percentage specified by such Potential Takedown Participant) of the closing price for the shares on their principal trading market on the business day immediately prior to such Potential Takedown Participant’s election to participate (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 2(c)(iv) shall be determined by the WCAS Investors participating in the applicable Underwritten Shelf Takedown. Notwithstanding anything herein to the contrary, only the WCAS Investors shall be deemed to be Potential Takedown Participants for purposes of this Section 2(c)(iv) in the case of a non-marketed underwritten “block trade”.

(v) Priority of Securities Sold Pursuant to Shelf Takedowns. If the managing underwriter or underwriters of a proposed Underwritten Shelf Takedown pursuant to Section 2(c)(iv) advise the Company in writing that, in its or their opinion, the number of securities requested to be included in the proposed Underwritten Shelf Takedown exceeds the number that can be sold in such Underwritten Shelf Takedown without being likely to have an adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the number of shares of Registrable Stock to be included in such offering shall be (x) first, allocated to each Investor that has requested to participate in such Underwritten Shelf Takedown an amount equal to the lesser of (i) the number of shares of such Registrable Stock requested to be registered or sold by such Investor, and (ii) a number of such shares equal to such Investor’s pro rata portion of all shares of Registrable Stock held by such Investors, and (y) second, and only if all the securities referred to in clause (x) have been included, the number of other securities that, in the opinion of such managing underwriter or underwriters can be sold without having such adverse effect.

(d) Certain Provisions Relating to Demand Registrations. In connection with a Demand Registration, the Company shall be obligated to effect such Demand Registration in accordance with the following provisions:

(i) the obligations of the Company under Section 2(a) above to effect a Demand Registration shall be deemed satisfied only when a registration statement covering not less than 75% of the shares of Registrable Stock specified in the applicable Demand Request and in each notice delivered by any other Investor who holds Registrable Stock requesting registration of Registrable Stock in response to the Demand Registration Notice for sale in accordance with the intended method of disposition specified by the Demand Initiating Party in the Demand Request shall have become effective and remained effective through the end of the Period of Distribution of the registration contemplated thereby (determined as provided in the last paragraph of Section 2(g)); and

(ii) without the prior written consent of the applicable Demand Initiating Party, the Company will not effect any other registration of its Common Stock, whether for its own account or that of other stockholders, from the date of receipt of a Demand Request until the 90th day after the effective date of such registration.

(e) Piggyback Registration Rights. If, at any time the Company proposes to register any of its Common Stock or any other equity securities (or other securities convertible into equity securities) of the Company under the Securities Act for sale to the public, whether for its own account or for the account of other stockholders or both (other than a Demand Registration, a registration pursuant to Section 2(c) or a registration on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto) or any other form not available for registering the Registrable Stock for sale to the public), as soon as practicable prior to the filing of such registration statement with the Commission, it will give written notice of its intention to effect such registration (each such notice a “Piggyback Notice”) to (i) if such proposed registration is being made in connection with the Company’s initial Public Offering, WCAS XII and, unless WCAS XII elects to waive its rights under this Section 2(e) as provided below with respect to such registration within ten days of receiving its Piggyback Notice, to each other Investor who at the time holds Registrable Stock or (ii) if such proposed registration is to occur after the IPO Date, to each Investor who at the time holds Registrable Stock. Upon the written request of any Investor receiving such notice (which request (i) must be received by the Company within 20 days after the delivery of the Piggyback Notice to all Investors holding Registrable Stock and (ii) must state the number of shares of Registrable Stock to be so registered and, subject to the other requirements of this Section 2, the intended method of disposition thereof) to register any of such Investor’s Registrable Stock, the Company will use its commercially reasonable efforts to cause the Registrable Stock, as to which registration shall have been so requested, to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition by such Investor of such Registrable Stock so registered; provided, that nothing herein shall prevent the Company from abandoning or delaying such registration at any time. Notwithstanding anything to the contrary contained herein, in connection with any registration statement to be filed prior to the IPO Date, if WCAS XII elects to waive its rights under this Section 2(e) with respect to such registration and the related initial Public Offering, such waiver shall be effective as a waiver of the rights of all Investors under this Section 2(e) with respect to such registration and offering. In the event that any registration referred to in this Section 2(e) shall be, in whole or in part, an underwritten public offering, such Registrable Stock shall be included in the underwriting on the same terms and conditions as the shares otherwise being sold through underwriters under such registration. The number of shares of Registrable Stock to be included in such an underwritten offering may be reduced if and to the extent that, in the good faith opinion of the managing underwriter of such offering, inclusion of all shares would adversely affect the marketing (including the offering price) of the shares or other securities to be sold, and, in the case of any such reduction, shares shall be included in such offering to the extent so permissible on the following basis: (A) first, all shares proposed to be included by the Company for the account of the Company shall be included, (B) second, all Registrable Stock proposed to be included by the Investors shall be included (subject to pro rata reduction among the Investors seeking to include Registrable Stock in such offering based on the number of shares of Registrable Stock held by such Investors), and (C) finally, Common Stock proposed to be included by the Company for the account of other stockholders of the Company shall be included.

(f) Holdback Agreement. Notwithstanding anything to the contrary contained in this Agreement, with respect to any underwritten Public Offering, each Investor shall, unless otherwise agreed by the managing underwriter of such offering, the Demand Initiating Party (in the case of a Demand Registration) and the Company, refrain from transferring, selling, assigning, pledging, hypothecating or otherwise disposing (including by operation of law), whether directly or indirectly, Registrable Stock or enter into any Hedging Transaction (as defined below) relating to any Registrable Stock (other than pursuant to Section 2(a) or 2(e) above) during the period beginning on the tenth day preceding the effective date of the registration statement for such offering and continuing through the 90th day (or the 180th day in the case of the initial Public Offering of the Company) after the effective date of such registration and, if requested by the managing underwriter of such offering, the Demand Initiating Party (in the case of a Demand Registration), to execute a customary lock-up agreement consistent with the foregoing. For purposes of this Section 2(f), “Hedging Transaction” means any short sale (whether or not “against the box”) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Registrable Stock.

(g) Certain Registration Procedures. If and whenever the Company is required by the provisions of this Section 2 to use its commercially reasonable efforts to effect the registration of Registrable Stock under the Securities Act, the Company will, as expeditiously as possible:

(i) prepare (and afford the Investors’ Counsel (as hereinafter defined) reasonable opportunity to review and comment thereon) and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective through the end of the Period of Distribution contemplated thereby (determined as provided in the last paragraph of this Section 2(g));

(ii) prepare (and afford the Investors’ Counsel reasonable opportunity to review and comment thereon) and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective through the end of Period of Distribution (as defined below) contemplated thereby (determined as provided in the last paragraph of this Section 2(g)) and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Stock covered by such registration statement in accordance with the intended method of disposition set forth in such registration statement through the end of such Period of Distribution;

(iii) furnish to each selling Investor and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock covered by such registration statement;

(iv) use its commercially reasonable efforts to register or qualify the Registrable Stock covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Investors’ Counsel and, in the case of an underwritten public offering, the managing underwriter, shall reasonably request; provided, that the Company will not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2(g)(iv), (y) subject itself to taxation in any such jurisdiction in which it would not otherwise be subject to taxation but for this Section 2(g)(iv) or (z) consent to general service of process in any jurisdiction in which it would not otherwise be subject to general service of process but for this Section 2(g)(iv);

(v) use its commercially reasonable efforts (if the offering is underwritten) to furnish, at the request of the Investors’ Counsel or the managing underwriter of such underwritten offering, on the date that Registrable Stock is delivered to the underwriters for sale pursuant to such registration: (A) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each selling Investor, stating that such registration statement has become effective under the Securities Act and that (1) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (2) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except that such counsel need express no opinion as to financial statements, the notes thereto, and the financial schedules and other financial and statistical data contained therein) and (3) to such other effects as may reasonably be requested by counsel for the underwriters or by the Investors’ Counsel, and (B) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters or the Investors’ Counsel may reasonably request;

(vi) make available for inspection by any underwriter participating in any distribution pursuant to such registration statement, the Investors’ Counsel and any accountant or other agent retained by such underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by the

Investors’ Counsel or any of such underwriters, attorneys, accountants or agents in connection with such registration statement and permit the Investors’ Counsel and such underwriters, attorneys, accountants or agents to participate in the preparation of such registration statement;

(vii) to the extent the Company is eligible under the relevant provisions of Rule 430B under the Securities Act, if the Company files any Shelf Registration Statement, the Company shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Investors) in order to ensure that the Investors may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(viii) cause all such Registrable Stock covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(ix) cooperate with the selling Investors and the underwriter(s) in connection with any filings required to be made with any self-regulatory organizations;

(x) use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Stock for sale in any jurisdiction, and, if any such order is issued, to obtain the withdrawal of any such order at the earliest possible moment;

(xi) provide and cause to be maintained a transfer agent and registrar for all Registrable Stock registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Stock, in each case not later than the effective date of such registration;

(xii) if requested by the managing underwriter(s) or any selling Investor to be included in such registration in connection with any sale pursuant to a registration statement, promptly incorporate into a prospectus supplement or amendment such information relating to such underwriting as the managing underwriter(s) or such selling Investor reasonably requests to be included therein; and make all required filings of such prospectus supplement or amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or amendment;

(xiii) upon the occurrence of any event contemplated by Section 2(g)(xvii), as promptly as practicable prepare a supplement or amendment to the registration statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Stock being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xiv) enter into such agreements and take such other appropriate actions as are customary and reasonably necessary to expedite or facilitate the disposition of such Registrable Stock;

(xv) cause the executive officers of the Company to cooperate in any offering of Registrable Stock hereunder, including participation in “road shows,” meetings and other communications with potential investors and preparation of materials for such investors and otherwise to facilitate, cooperate with and participate in each proposed offering contemplated herein and customary selling efforts related thereto;

(xvi) notify in writing each selling Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(xvii) notify in writing each selling Investor promptly (A) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus, (B) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Stock for offer or sale in any jurisdiction, and (C) if the Company becomes aware of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such registration statement, prospectus or documents so that, in the case of such registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and

(xviii) after such registration statement becomes effective, promptly notify each selling Investor of any request by the Commission that the Company amend or supplement such registration statement or prospectus.

For purposes of Sections 2(d) and 2(g) above, the “Period of Distribution” of Registrable Stock in an underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the Period of Distribution of Registrable Stock in any other registration shall be deemed to extend until the sale of all Registrable Stock covered thereby; provided, that (x) in the case of a Demand Registration, such period shall not extend beyond the date specified by the Demand Initiating Party in its Demand Request (if so specified) and (y) in the case of a registration pursuant to Section 2(e), such period shall not extend beyond the date specified by the Company (if so specified).

(h) Information From Selling Investors. In connection with each registration hereunder, Investors selling Registrable Stock will furnish to the Company in writing such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(i) Underwriting Agreement. In connection with any registration pursuant to this Section 2 that covers an underwritten Public Offering, the Company and Investors selling Registrable Stock each agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters, selling stockholders and a company of the Company’s size and investment stature; provided, that in the case of any Demand Registration, such agreement shall be reasonably satisfactory to the Demand Initiating Party and the Investors’ Counsel.

(j) Expenses. The Company will pay all Registration Expenses (as defined below) incurred in complying with Section 2 of this Agreement. All Selling Expenses (as defined below) incurred in connection with any registered offering of securities that, pursuant to this Section 2, includes Registrable Stock, shall be borne by the participating sellers, including the Company if the Company is a seller, in proportion to the number of shares sold by each, or borne by such participating sellers, including the Company if the Company is a seller, in such other manner as the participating sellers may mutually agree. All expenses incident to performance of or compliance by the Company with Section 2 hereof, including, without limitation, all Commission, stock exchange, Nasdaq or Financial Industry Regulatory Authority, Inc. (“FINRA”) registration and filing fees (including, without limitation, fees and expenses incurred in connection with the listing of the Common Stock of the Company on any securities exchange or exchanges or Nasdaq), printing, distribution and related expenses, fees and disbursements of counsel and independent public accountants for the Company, all reasonable fees and disbursements of one firm counsel for the Investors selected by the Investors holding a majority of the Shares of Registrable Stock proposed to be included in such registration (the “Investors’ Counsel”), all fees and expenses incurred in connection with compliance with state securities or blue sky laws and the rules of FINRA or any securities exchange, transfer taxes and fees of transfer agents and registrars, but excluding any Selling Expenses, are herein called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Stock are herein called “Selling Expenses”.

(k) Suspension. The Company shall be entitled to suspend the rights of selling Investors to make sales pursuant to a registration statement otherwise required to be kept effective hereunder if the Company determines in good faith that (i) there exists a material proposed transaction (including any proposed acquisition or disposition) that would be required to be disclosed in such registration statement and the disclosure of which would either have a material adverse effect on such material proposed transaction or the Company or (ii) such registration would require premature disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential (and such information would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the filing of such Registration Statement); provided, that, without the written consent of WCAS XII, (i) such delay shall not continue beyond the earlier of (A) the date upon which such material information is otherwise disclosed to the public or ceases to be material and (B) 120 days after the Company effects such suspension and (ii) there can be no more than 180 days of such delay in any 12 month period.

SECTION 3. Indemnification Rights and Obligations In Respect of Registered Offerings of Registrable Stock.

(a) Company Indemnification of Selling Investors. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, the Company will indemnify and hold harmless each seller of Registrable Stock thereunder and each other person, if any, who controls such seller within the meaning of the Securities Act and each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such seller, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus; provided, further, that the indemnity agreement contained in this Section 3(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld).

(b) Selling Investor Indemnification of the Company and the Other Selling Stockholders. In the event of a registration of any of the Registrable Stock under the Securities Act pursuant to Section 2 of this Agreement, each seller of such Registrable Stock thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, and each other seller of Registrable Stock and each person who controls any such other seller of Registrable Stock, against all losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which the Company or such officer or director or underwriter or other seller or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Stock was registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter, other seller of Registrable Stock and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Registrable Stock covered by such registration statement; provided, further, that the indemnity agreement contained in this Section 3(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such seller of Registrable Stock (which consent shall not be unreasonably withheld).

(c) Indemnification Procedures. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to promptly notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this Section 3. In case any such action shall be brought against any indemnified party and it shall promptly notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 3 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding the foregoing, any indemnified party shall have the right to retain its own counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party; provided that such fees and expenses shall be at the expense of the indemnifying party if (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity was sought hereunder by such indemnified party unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnification of underwriters provided for in this Section 3 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters as provided in Section 2(h).

(d) Contribution. If the indemnification provided for in Sections 3(a) and 3(b) above is unavailable or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters or the sellers of such Registrable Stock, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including, without limitation, the failure to give any notice under Section 3(c) above. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters or the sellers of such Registrable Stock, on the other, and to the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Investors agrees that it would not be just and equitable if contributions pursuant to this Section were determined by pro rata allocation (even if all of the sellers of such Registrable Stock were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this Section, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section, the sellers of such Registrable Stock shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registrable Stock sold by each of them was offered to the public exceeds the amount of any damages which they are otherwise required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

SECTION 4. Rule 144. The Company agrees with the Investors that, from and after the IPO Date, it shall file any and all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, or, if the Company is not thereafter required to file any such reports, it shall, upon the written request of any Investor, make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act. Upon the written request of any Investor, the Company shall promptly furnish to such Investor a written statement by the Company as to its compliance with the reporting requirements set forth in this Section 4.

SECTION 5. Duration of Agreement. Except as provided in Section 2(f), all provisions of this Agreement shall survive so long as any Investor owns any Units or Registrable Stock.

SECTION 6. Miscellaneous.

(a) Company Joinder. The LLC hereby covenants and agrees that following any Reorganization or Distribution effected after the date hereof and prior to any Public Offering by the Company it will cause the Company to execute and deliver an agreement of joinder, pursuant to which the Company will become a party to this Agreement as the “Company” hereunder. The time of such execution and delivery being referred to as the “Joinder Time.”

(b) Additional Registration Rights. Without the consent of WCAS XII, neither the LLC nor the Company shall grant any registration rights to any other person that are inconsistent or conflict with the registration rights granted hereunder.

(c) Headings. Headings of sections of this Agreement are inserted for convenience of reference only and shall not affect the interpretation hereof.

(d) Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses contained herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be unenforceable, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with applicable law, and no other provision hereof shall be affected by such holding, limitation or reduction.

(e) Benefits of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns and nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. The rights and obligations of the LLC or the Company hereunder shall not be assigned without the written consent of WCAS XII. The rights and obligations of an Investor shall not be assigned without the written consent of, if prior to a dissolution of the LLC following a Reorganization or Distribution, the LLC or, if following the Joinder Time, the Company. Any attempted assignment in violation of this Section 6(e) shall be null and void. Notwithstanding the foregoing, any Investor’s rights hereunder are assignable without consent to a transferee in connection with any transfer of Units or Registrable Stock (including by means of transferring securities that are directly or indirectly convertible into or exercisable or exchangeable for Units or Registrable Stock) so long as (A) such transferee expressly agrees to become bound hereby as an “Investor” hereunder pursuant to a written instrument in form and substance reasonably satisfactory to, prior to a dissolution of the LLC following a Reorganization or Distribution, the LLC or, following the Joinder Time, the Company and (B) notice of such transfer is given to, prior to a dissolution of the LLC following a Reorganization or Distribution, the LLC or, following the Joinder Time, the Company.

(f) Entire Agreement; Modification. This Agreement, together with that certain Limited Liability Company Agreement of the Company dated as of the date hereof, constitutes the entire agreement among the parties with respect to the subject matter hereof and supercedes all prior agreements and understandings, either oral or written, among the parties hereto with respect to the subject matter hereof. This Agreement may not be modified or amended except by an instrument in writing signed by (i) prior to a dissolution of the LLC following a Reorganization or Distribution, the LLC, (ii) following the Joinder Time, the Company and (iii) WCAS XII; provided, that no provision of this Agreement may be modified or amended in a manner adverse to any Investors if such modification or amendment adversely affects such Investors disproportionately relative to any other Investors except with the written consent of the adversely affected Investors holding a majority of Registrable Securities held by all such adversely affected Investors. Notwithstanding the foregoing, an amendment, supplement or modification hereto that merely adds one or more holders of Units or Registrable Stock as an Investor(s) hereunder shall be effective upon the written agreement of (i) prior to a dissolution of the LLC following a Reorganization or Distribution, the LLC and (ii) following the Joinder Time, the Company. Except as otherwise provided herein, any waiver of any provision of this Agreement must be in a writing signed by the party against whom enforcement of such waiver is sought.

(g) Notices. All notices, requests, instructions and other documents that are required to be or may be given or delivered pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by hand or national overnight courier service or transmitted by facsimile (subject to electronic confirmation of such facsimile transmission), or mailed by registered or certified mail, postage prepaid, as follows:

If to the LLC or the Company, to it:

c/o U.S. Imaging Partners, Inc.

700 East Morehead, Suite 300

Charlotte, NC 28202

Facsimile number: (704) 943-9358

Attention: Chief Executive Officer and General Counsel

with a copy to:

c/o Welsh, Carson, Anderson & Stowe

320 Park Avenue, Suite 2500

New York, NY 10022-6815

Facsimile number: (212) 893-9575

Attention: Brian Regan

If to any Investor, to such Investor at its address set forth in the records of the Company, or such other address or addresses or facsimile number or numbers as any party hereto shall have designated by notice in writing to the other parties hereto. Such notices, requests, instructions and other documents shall be deemed given or delivered (i) five business days following sending by registered or certified mail, postage prepaid, (ii) one business day following sending by national overnight courier service, (iii) when sent, if sent by facsimile (but only if such facsimile is actually received) or (iv) when delivered, if delivered by hand.

(h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any or all such counterparts may be executed by facsimile.

(i) Changes in Registrable Stock. If, and as often as, there are any changes in the Registrable Stock by way of stock split, stock dividend, distribution, split, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof as may be required so that the rights and privileges granted hereby shall continue with respect to the Registrable Stock as so changed and the Company shall make appropriate provision in connection with any merger, consolidation, reorganization or recapitalization that any successor to the Company (or resulting parent thereof) shall agree, as a condition to the consummation of any such transaction, to expressly assume the Company’s obligations hereunder.

(j) Specific Performance. Each party hereto agrees that a remedy at law for any breach or threatened breach by such party of this Agreement would be inadequate and therefore agrees that any other party hereto shall be entitled to specific performance of this Agreement in addition to any other available rights and remedies in case of any such breach or threatened breach.

(k) Governing Law. This Agreement and all disputes arising out of or relating to this Agreement, its subject matter, the performance by the parties of their respective obligations hereunder or the claimed breach hereof, whether in tort, contract or otherwise, shall be governed by and construed in accordance with the internal laws of the State of New York.

(l) Interpretation. As used herein, the words “hereof”, “herein”, “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and the word “Section” refers to a Section of this Agreement unless otherwise specified. Whenever the words “include”, “includes” or “including” are used in this Agreement they shall be deemed to be followed by the words “without limitation”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

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IN WITNESS WHEREOF, the LLC and the Investors have executed this Registration Rights Agreement as of the day and year first above written.

THE LLC:	U.S. IMAGING PARTNERS
HOLDINGS, LLC

	By:	/s/ Julie Szeker
	Name:	Julie Szeker
	Title:	Vice President and Secretary

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Schedule I

[Omitted pursuant to Item 601(a)(5) of Regulation S-K]